Exhibit 21.1


                 Subsidiaries of Mueller Holdings (N.A.), Inc.

                                                 STATE/COUNTRY OR OTHER
                                                     JURISDICTION OF
                                                    INCORPORATION OR
          SUBSIDIARIES                                ORGANIZATION
-----------------------------------          -----------------------------------
AnvilStar, LLC                               Delaware
Anvil International, Inc.                    Delaware
Anvil International, LLC                     Delaware
Henry Pratt Company                          Delaware
Henry Pratt International Ltd.               Delaware
Hersey Meters Co.                            Delaware
Hydro Gate Acquisition Corp.                 Delaware
James Jones Company                          California
J.B. Smith Mfg Co.                           Oklahoma
Jingmen Pratt Valve Co. Ltd.                 People's Republic of China
Mueller Canada Holding Corp.                 Canada
Mueller Canada Ltd.                          Canada
Mueller Co.                                  Illinois
Mueller Group, Inc.                          Delaware
Mueller Service Co.                          Delaware
Milliken Acquisition Corp.                   Delaware
Mueller International, Inc.                  Delaware
Mueller International, LLC                   Delaware
Mueller International Finance, Inc.          Delaware
Mueller International Finance, LLC           Delaware